             -------------------------------------------------------

                      AMENDMENT NO. 2 TO EXCHANGE AGREEMENT

             -------------------------------------------------------

                                  By and Among

                       Sporting Magic, Inc., Buddy Young,

               Next, Inc., Danny F. Cooke, William B. Hensley and

              The William B. III and Cindy S. Hensley Living Trust

                                February 1, 2002

            THIS AMENDMENT NO. 2 TO THE EXCHANGE AGREEMENT (this "Amendment") is entered  into as of February  1, 2002,  by and among  Sporting  Magic,  Inc.,  a
Delaware corporation  ("Sporting Magic"); Buddy Young, the principal stockholder of Sporting Magic ("Young");  Next, Inc., a Delaware corporation  ("Next");  and
Danny F. Cooke,  William B. Hensley, and the William B. III and Cindy S. Hensley
Living Trust, the sole stockholders of Next (together, the "Next Stockholders").
Capitalized  terms used herein and not otherwise defined shall have the meanings ascribed to them in the Exchange Agreement (as defined below).

                              W I T N E S S E T H :

            WHEREAS,  Sporting Magic,  Young, Next and the Next Stockholders are
parties to that certain Exchange  Agreement dated as of December 21, 2001 and as amended on January 18, 2002 (the "Exchange Agreement"); and

            WHEREAS,  the parties hereto wish to amend the Exchange Agreement as set forth below.

            NOW,  THEREFORE,  in  consideration  of the  premises and the mutual covenants and agreements  contained herein, the parties do hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                    ARTICLE I
                               EXCHANGE OF SHARES

            Schedule  1.2 of the  Exchange  Agreement  is hereby  deleted in its entirety  and  replaced  with the  following  as if  contained  in the  Exchange
Agreement upon its execution:

            "The 6,000,000 shares of Sporting Magic Common Stock to be issued to the Next Stockholders shall be distributed as follows:

            Name                                            No. of shares
            ----                                            -------------
            Danny F. Cooke                                   3,000,000
            William B. Hensley                               1,500,000
            William B. III and Cindy S. Hensley Living Trust 1,500,000"

                                   ARTICLE III
                       NEXT REPRESENTATIONS AND WARRANTIES

            Section  3.3 of the  Exchange  Agreement  is hereby  deleted  in its entirety and replaced with the following:

            "3.3 No  Material  Adverse  Effect.  Except as set forth on Schedule
            3.3,  since  September  30,  2001  there  has not been any  material adverse  change in the  business,  operations,  properties,  assets, condition, financial or otherwise of Next."

                                       1

            Schedule  3.5(b) of the Exchange  Agreement is hereby deleted in its entirety  and  replaced  with the  following  as if  contained  in the  Exchange
Agreement upon its execution:

            "Gematria Trust             321,750 shares of Next  Preferred  Stock
                                        to be  issued on the  Closing  Date (See
                                        Item 3, Schedule 3.11)

             Brian Casteel              321,750 shares of Next  Preferred  Stock
                                        to be  issued on the  Closing  Date (See
                                        Item 3, Schedule 3.11)

             Olympic Capital Group      100,000 shares of Next  Preferred  Stock
                                        to be  issued on the  Closing  Date (See
                                        Item 3, Schedule 3.11)

             Employees, Directors
             and Consultants            513,000  shares  of  Next  Common  Stock
                                        under   options   with  two  year  cliff
                                        vesting at a strike  price of $0.025 per
                                        share

             M&J Holdings, Inc.         100,000  shares of Next Common  Stock to
                                        be issued following completion of the $1
                                        million  convertible  note  offering and
                                        the Closing (See Item 4, Schedule 3.11)

             Convertible Note Holders   1 million shares of Next Common Stock to
                                        be issued  upon  conversion  of up to $1
                                        million  principal  amount   Convertible
                                        Notes at closing at $1.00 per share"

                                   ARTICLE VII
                              ADDITIONAL COVENANTS

            Schedule  7.6 of the  Exchange  Agreement  is hereby  deleted in its entirety  and  replaced  with the  following  as if  contained  in the  Exchange
Agreement upon its execution:

             "Gematria Trust            379,706  shares of Sporting Magic Common
                                        Stock;

             Brian Casteel              379,705  shares of Sporting Magic Common
                                        Stock;

             Olympic Capital Group      450,000  shares of Sporting Magic Common
                                        Stock;

                                       2

             RAE & Company              750,000  shares of Sporting Magic Common
                                        Stock"

                                   ARTICLE IX
                               CONDITIONS OF NEXT

            Section 9.11 of the Exchange  Agreement is amended such that Section
9.11 is hereby deleted in its entirety.

            Section  9.15 of the  Exchange  Agreement  is hereby  deleted in its entirety and replaced with the following:

                        "9.15  Sporting  Magic  shall have  delivered  to Next a
            stockholder list dated December 31, 2001 (the "December  Stockholder
            List").  Except to reflect Sporting  Magic's  dividend  distribution scheduled for December 21, 2001, the list of stockholders  set forth on the  December  Stockholder  List shall not differ in any material respect from the November  Stockholder  List, and with regards to L.
            Stephen Albright,  Young or any affiliates of Mr. Albright or Young, it shall not differ at all."

                                   ARTICLE XI
                              POST-CLOSING MATTERS

            Section  11.3 of the  Exchange  Agreement  is hereby  deleted in its entirety and replaced with the following:

                        "11.3  As soon as  practicable  following  the  Closing,
            Sporting  Magic shall adopt and approve a certificate of designation creating a series of preferred stock designated  "Series A Preferred
            Stock,"  substantially in the form attached hereto as Schedule 11.3.
            Immediately  upon the creation and approval of this  Sporting  Magic
            Series A  Preferred  Stock,  each  100  outstanding  shares  of Next
            Preferred  Stock  shall  automatically  convert  into  one  share of
            Sporting Magic Series A Preferred Stock."

            The following  additional Section 11.4 is hereby inserted at the end of Article XI of the Exchange Agreement:

                        11.4.  Within  five  (5)  business  days  following  the
            Closing,  Sporting  Magic shall deliver to Next a  stockholder  list dated the Closing Date. The list of  stockholders  set forth on such stockholder  list shall not differ in any material  respect from the
            December  Stockholder List, and with regards to L. Stephen Albright,
            Young or any  affiliates  of Mr.  Albright  or  Young,  it shall not differ at all."

                                       3

                                   ARTICLE XII
                                  MISCELLANEOUS

                        Section 12.1 of the Exchange Agreement is hereby deleted
in its entirety and replaced with the following:

                        "12.1  Termination.  With respect to each company,  this
            Agreement may be terminated and the transactions contemplated hereby may be  abandoned  (i) by the mutual  consent of Sporting  Magic and
            Next at any time,  or (ii) by either Next or  Sporting  Magic if the transactions  contemplated hereby have not been consummated prior to
            February 4, 2002 (the  "Termination  Date") for any reason, or (iii)
            by either  Next or  Sporting  Magic if either  discovers  a material breach of a representation,  warranty,  covenant or agreement by the other  and such  breach  is not  cured  within  ten (10) days of the breaching party's receipt of a notice from the non-breaching  party.
            In the event of such termination and  abandonment,  none of Sporting
            Magic,  Next,  Young  nor the  Next  Stockholders  (or any of  their respective  directors  or  officers)  shall  have any  liability  or further obligation to any other party to this Agreement, except that nothing herein will relieve any party from liability for any willful breach of this Agreement."

                            [Signature Page Follows]

                                       4

            IN  WITNESS  WHEREOF,  this  Amendment  has been duly  executed  and delivered by the duly  authorized  officers of the parties hereto as of the date first herein above written.

                                   SPORTING MAGIC, INC.

                                   By: /s/ Buddy Young
                                       ---------------
                                       Buddy Young, President & CEO

                                   /s/ Buddy Young
                                   ---------------
                                   Buddy Young

                                   NEXT, INC.

                                   By: /s/ Danny F. Cooke
                                       ------------------
                                       Danny F. Cooke, Chairman

                                   THE WILLIAM B. III AND CINDY S.
                                   HENSLEY LIVING TRUST

                                   By: /s/ William B. Hensley
                                       ----------------------
                                       Name:  William B. Hensley
                                       Title: Trustee

                                   /s/ Danny F. Cooke
                                   ------------------
                                   Danny F. Cooke

                                   /s/ William B. Hensley
                                   ----------------------
                                   William B. Hensley

                                       5

                                                                    SCHEDULE 3.3
                                  SCHEDULE 3.3
                              TO EXCHANGE AGREEMENT

            On January  22,  2002,  Kmart Corp.  ("Kmart"),  a customer of Next, filed for protection  under Chapter 11 of the U.S.  Bankruptcy Code. This action by Kmart could result in a material adverse affect on the business of Next.

                                       1

                                                                   SCHEDULE 11.3

                           CERTIFICATE OF DESIGNATION

                           OF SERIES A PREFERRED STOCK

                                       OF

                              SPORTING MAGIC, INC.
                     --------------------------------------

                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware
                     --------------------------------------

            I, the  undersigned,  being the  President of Sporting  Magic,  Inc.
("Corporation"), hereby certify in accordance with the provisions of Section 151 of the  General  Corporation  Law of the  State of  Delaware  that the  Board of
Directors of the Corporation  duly adopted the following  resolution on February
___, 2002:

            RESOLVED,  that pursuant to the authority  expressly  granted to and vested in the Board of Directors of the  Corporation  by the  provisions  of the
Corporation's  Certificate  of  Incorporation,  this Board of  Directors  hereby creates,  from the 10,000,000  shares of preferred stock,  $0.0001 par value per share  (the  "Preferred  Stock"),  of the  Corporation  authorized  to be issued pursuant to the  Certificate of  Incorporation,  a series of the Preferred Stock having the following terms and designations:

            Section 1. Designation and Amount.  The shares of such series having a par value of $0.0001  per share  shall be  designated  as "Series A  Preferred
Stock" (the  "Series A Preferred  Stock") and the number of shares  constituting such series shall be 100,000.  The relative rights,  preferences and limitations of the Series A Preferred  Stock shall be in all respects  identical,  share for share,  to the Common Stock of the  Corporation,  except as  otherwise  provided herein.

            Section  2.  Dividends.  Except  in the case of  distributions  in a liquidation,  dissolution  or winding up of the  affairs of the  Corporation  as provided for in Section 5 below, the holders of each share of Series A Preferred
Stock shall be entitled to receive  dividends,  out of assets legally available, at the rate of $10.00  per share  per annum  payable  solely in shares of Common
Stock (in an amount equal to $10.00  divided by the Fair Market  Value  (defined below) of the Common Stock).  Dividends of the Series A Preferred Stock shall be fully  cumulative  and  shall  accrue,  without  interest,  from the date of the original  issuance  of the  Series A  Preferred  Stock,  and  shall  be  payable quarterly,  when and as declared by the Board of Directors on March 31, June 30,
September 30 and December 31 of each year,  commencing March 31, 2002, except if such date is not a business day then such dividend shall be payable on the first immediately  succeeding  business day (as used herein,  the term  "business day"
shall  mean  any  day  except  a  Saturday,  Sunday  or  day  on  which  banking institutions are legally authorized to close in the City of New York). Each such dividend  shall be paid to the holders of record of shares of Series A Preferred
Stock as they  appear on the stock  register of the  Corporation  on such record date, not exceeding 30 days preceding the payment thereof,  as shall be fixed by the Board of Directors of the  Corporation.  Dividends on account of arrears for

                                       1

any  past  dividend  periods  may be  declared  and  paid at any  time,  without reference to any regular  dividend  payment  date,  to holders of record on such date, not exceeding 45 days preceding the payment date thereof,  as may be fixed by the Board of  Directors of the  Corporation.  For purposes of this Section 2,
"Fair  Market  Value" on any day shall mean (a) if the Common Stock is listed or admitted for trading on a national securities exchange,  the reported last sales price or, if no such  reported  sale  occurs on such  day,  the  average  of the closing bid and asked prices on such day, in each case on the principal national securities  exchange on which the Common Stock is listed or admitted to trading,
(b) if the Common  Stock is not listed or  admitted  to trading on any  national securities  exchange,  the average of the  closing  bid and asked  prices in the over-the-counter  market on such day as  reported  by  NASDAQ or any  comparable system or, if not so reported, as reported by any New York Stock Exchange member firm selected by the  Corporation  for such purpose or (c) if no such quotations are  available  on such day, the fair market value of a share of Common Stock on such  day  as  determined  in  good  faith  by the  Board  of  Directors  of the
Corporation.

            Section  3.  Voting  Rights.  Except as  otherwise  provided  by the
General  Corporation Law of the State of Delaware,  the Series A Preferred Stock
and the Common Stock of the Corporation shall vote as one class, with the holder of each  share of Series A  Preferred  Stock  entitled  to one vote per share of
Series A Preferred Stock.

            Section 4. Reacquired  Shares.  Any shares of the Series A Preferred
Stock  redeemed or  purchased or otherwise  acquired by the  Corporation  in any manner whatsoever shall be retired and cancelled  promptly after the acquisition thereof.  All such shares shall upon their  cancellation  become  authorized but unissued  shares  of  Preferred  Stock,  unless  otherwise  provided  for in the
Corporation's Certificate of Incorporation, and may be reissued as part of a new series of Preferred  Stock to be created by  resolution  or  resolutions  of the
Board of Directors,  subject to the conditions or  restrictions  on issuance set forth herein.

            Section 5.     Liquidation, Dissolution or Winding Up.
                           --------------------------------------

            (a)  Upon  the  liquidation,   dissolution  or  winding  up  of  the
Corporation,  no distribution  shall be made (i) to the holders of stock ranking junior (either as to dividends or upon  liquidation,  dissolution or winding up)
to the Series A Preferred Stock unless,  prior thereto,  the holders of Series A
Preferred  Stock shall have  received a  liquidation  preference  of $100.00 per share  (the  "Liquidation  Amount"),  plus an amount  equal to unpaid  dividends thereon,  if any,  to the date of such  payment or (ii) to the  holders of stock ranking on a parity (either as to dividends or upon liquidation,  dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total  amounts to which the holders of all such shares are  entitled to upon such  liquidation,  dissolution or winding up. For purposes of this Certificate, each of (1) the sale,  conveyance,  exchange or transfer of all or substantially all of the property and assets of the Corporation,  or (2) the  consolidation or merger  of the  Corporation  with or into any  other  corporation,  in which the stockholders  of the  Corporation  immediately  prior to such event do not own a majority of the outstanding shares of the surviving  corporation or (3) the sale of securities  pursuant to a  registration  statement  filed by the  Corporation under the  Securities  Act of 1933, as amended,  in connection  with the initial firm commitment  underwritten  offering of its securities to the general public, shall  be  deemed  to  be a  liquidation,  dissolution  or  winding  up  of  the
Corporation.

                                       2

            (b) In the event of a liquidation,  dissolution or winding up of the
Corporation  within the meaning of subsection (a) above, then in connection with each such  event the  Corporation  shall  send to the  holders  of the  Series A
Preferred Stock at least twenty days' prior written notice of the date when such event shall take place.

            (c) For purposes of this  Certificate  the term "junior stock" shall mean the Common Stock and any other class or series of shares of the Corporation hereafter  authorized  over which  Series A Preferred  Stock has  preference  or priority in the payment of  dividends  or in the  distribution  of assets on any liquidation, dissolution or winding up of the Corporation.

            (d)  Upon  any  liquidation,   dissolution  or  winding  up  of  the
Corporation,  and after full payment as provided for in Section 5(a) above,  the holders  of Series A  Preferred  Stock  shall  not be  entitled  to any  further participation in any distribution of assets by the Corporation.

             Section 6.  Reservation of Cash.  Prior to the  consummation of any liquidation, dissolution or winding up as described in Section 5(a) hereof, each corporation,  including this  Corporation,  which may be required to deliver any cash to the holders of shares of the Series A Preferred  Stock shall assume,  by written  instrument  delivered to each transfer  agent of the Series A Preferred
Stock,  the obligation to deliver to such holder such cash which,  in accordance with the  provisions  of Section 5, such  holder may be  entitled  and each such corporation shall have furnished to each such transfer agent or person acting in a similar  capacity,  including the Corporation,  an opinion of counsel for such corporation,  stating that such assumption agreement is legal, valid and binding upon such corporation.

            Section 7. Waiver.  Any right or privilege of the Series A Preferred
Stock may be waived  (either  generally or in a  particular  instance and either retroactively  or  prospectively)  by and  only by the  written  consent  of the holders of a majority of the Series A Preferred  Stock then  outstanding and any such waiver shall be binding upon each holder of Series A Preferred Stock.

            Section 8.    Notices of Corporate Action. In the event of:

            (a) any taking by the  Corporation of a record of the holders of its
Common Stock for the purpose of determining the holders thereof who are entitled to  receive  any  dividend  or other  distribution,  or any right or  warrant to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;

             (b)    any    capital    reorganization,     reclassification    or
recapitalization  of the Corporation,  any consolidation or merger involving the
Corporation  and any other person (other than a  consolidation  or merger with a wholly-owned subsidiary of the Corporation, provided that the Corporation is the surviving  or the  continuing  corporation  and no change  occurs in the  Common
Stock),  or any  transfer  of  all or  substantially  all of the  assets  of the
Corporation to any other person; or

            (c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then,  and in each such case, the  Corporation  shall cause to be mailed to each transfer agent for the shares of the Series A Preferred Stock and to the holders of record of the outstanding shares of the Series A Preferred Stock, at least 20 days (or 10 days in case of any event  specified  in clause (a) above)  prior to

                                       3

the applicable record or effective date hereinafter  specified, a notice stating
(i) the date or  expected  date on which any such  record is to be taken for the purpose of such  dividend,  distribution  or right or, (ii) the date or expected date to  which  any  such  reorganization,  reclassification,  recapitalization, consolidation,  merger, transfer,  dissolution,  liquidation or winding up is to take  place  and the  time,  if any such  time is to be  fixed,  as of which the holders of record of Series A  Preferred  Stock  shall be  entitled  to exchange their shares of Series A Preferred  Stock for the  securities or other  property
deliverable  upon  such  reorganization,   reclassification,   recapitalization,
consolidation, merger, transfer, dissolution, liquidation or winding up, if any.
The  failure  to give any  notice  required  by this  Section  8, or any  defect therein,  shall not affect the legality or validity of any such action requiring such notice.

            IN WITNESS  WHEREOF,  the Corporation has caused this Certificate to be duly executed on its behalf, as of this ___ day of February, 2002.

                                            SPORTING MAGIC, INC.

                                            By:
                                                --------------------------------
                                                    Name:
                                                    Title: